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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File No. 333-43225) of our reports dated February 6, 1998, except for Note 18, as to which the date is February 13, 1998, on our audits of the financial statements and financial statement schedule of CDW Holding Corporation and subsidiaries. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                              /s/ COOPERS & LYBRAND L.L.P.

600 Grant Street
Pittsburgh, Pennsylvania

March 10, 1998